EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40323 and 333-57521) and Form S-3 (Nos. 333-73333, 333-86825 and 333-55554) of CenterSpan Communications Corporation and subsidiaries (fka Thrustmaster, Inc.) of our report dated January 25, 1999 relating to the financial statements for the year ended December 31, 1998 which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
March 30, 2001